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                                                                   EXHIBIT 99.1








                            MATRIX PHARMACEUTICAL, INC.

                            1988 RESTRICTED STOCK PLAN

                   AS AMENDED AND RESTATED EFFECTIVE MARCH 2, 1999







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                            MATRIX PHARMACEUTICAL, INC.

                             1988 RESTRICTED STOCK PLAN

                  AS AMENDED AND RESTATED EFFECTIVE MARCH 2, 1999

                                  TABLE OF CONTENTS
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ARTICLE I GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     1.    Purpose of the Plan . . . . . . . . . . . . . . . . . . . . . . . 1
     2.    Structure of the Plan . . . . . . . . . . . . . . . . . . . . . . 1
     3.    Administration of the Plan. . . . . . . . . . . . . . . . . . . . 2
     4.    Option Grants and Share Issuances . . . . . . . . . . . . . . . . 2
     5.    Stock Subject to the Plan . . . . . . . . . . . . . . . . . . . . 3

ARTICLE II OPTION GRANT PROGRAM. . . . . . . . . . . . . . . . . . . . . . . 5

     1.    Terms and Conditions of Options . . . . . . . . . . . . . . . . . 5
     2.    Incentive Options . . . . . . . . . . . . . . . . . . . . . . . . 9
     3.    Stock Appreciation Rights . . . . . . . . . . . . . . . . . . . .10
     4.    Corporate Transaction . . . . . . . . . . . . . . . . . . . . . .11
     5.    Cancellation and New Grant of Options . . . . . . . . . . . . . .12
     6.    Extension of Exercise Period. . . . . . . . . . . . . . . . . . .12

ARTICLE III STOCK ISSUANCE PROGRAM . . . . . . . . . . . . . . . . . . . . .13

     1.    Terms and Conditions of Stock Issuances . . . . . . . . . . . . .13
     2.    Corporate Transaction . . . . . . . . . . . . . . . . . . . . . .16

ARTICLE IV MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . .17

     1.    Loans or Installment Payments . . . . . . . . . . . . . . . . . .17
     2.    Amendment of the Plan and Awards. . . . . . . . . . . . . . . . .17
     3.    Effective Date and Term of Plan . . . . . . . . . . . . . . . . .18
     4.    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . .20
     5.    Withholding . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     6.    Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . .20
     7.    No Employment/Service Rights. . . . . . . . . . . . . . . . . . .21


SPECIAL ADDENDUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1

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                                       i
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                            MATRIX PHARMACEUTICAL, INC.

                             1988 RESTRICTED STOCK PLAN

                  (AS AMENDED AND RESTATED THROUGH MARCH 2, 1999)

                                      ARTICLE I

                                       GENERAL

     1.   PURPOSE OF THE PLAN

          (a) This 1988 Restricted Stock Plan (the "Plan") is intended to promote the interests of Matrix Pharmaceutical, Inc., a Delaware corporation (the "Corporation"), by providing incentives to eligible individuals to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation and to remain in the employ or service of the Corporation (or its parent or subsidiary corporations).

          (b) For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the
Corporation:

               (i) Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               (ii) Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.   STRUCTURE OF THE PLAN

          The Plan shall be divided into two separate components: the Option Grant Program specified in Article II and the Stock Issuance Program specified in Article III. Under the Option Grant Program, eligible individuals may be granted options to purchase shares of the Corporation's Common Stock at a discount of up to 15% of the fair market value of such shares on the grant date.

          The Stock Issuance Program will allow eligible individuals to purchase shares of the Corporation's Common Stock at discounts from the fair market value of such shares of up to 15%. Such shares may be issued as fully-vested shares or as shares to vest over time. Issuances may be effected either through direct purchases or through the exercise of intervening option grants.

          Unless the context clearly indicates otherwise, the provisions of Articles I and IV of the Plan shall apply to both the Option Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals in the Plan.

     3.   ADMINISTRATION OF THE PLAN

          (a) The Plan shall be administered by a committee ("Committee") of two (2) or more members of the Corporation's Board of Directors appointed by the Board. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

          (b) The Committee as Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under the Plan and any outstanding option grants or share issuances as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties with an interest in the Plan.

          (c) Service on the Committee shall constitute service as a Board member, and members of the Committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on the Committee. No member of the Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option granted under the Plan.

     4.   OPTION GRANTS AND SHARE ISSUANCES

          (a) The persons eligible to receive share issuances under the Stock Issuance Program ("Participant") and/or option grants pursuant to the Option Grant Program ("Optionee") are as follows:

               (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the success and growth of the Corporation (or its parent or subsidiary corporations) or which may reasonably be anticipated to contribute to the future success and growth of the Corporation (or its parent or subsidiary corporations);

               (ii) non-employee members of the Board or the board of directors of any parent or subsidiary corporation); and


                                       2
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               (iii)  those consultants or independent contractors who
     provide valuable services to the Corporation (or its parent or subsidiary corporations).

          (b) Non-employee members of the Board shall also be eligible to receive automatic option grants pursuant to the provisions of the Corporation's 1991 Director Stock Option Plan.

          (c)  The Plan Administrator shall have full authority to determine,
(1) with respect to the option grants made under the Plan, the number of shares to be covered by each grant, the time or times at which each granted option is to become exercisable, the option price, and the maximum term for which the option may remain outstanding and (II) with respect to share issuances under the Stock Issuance Program, the number of shares to be issued to each Participant, the vesting schedule (if any) to be applicable to the issued shares, and the purchase price to be paid by the individual for such shares.

          (d) The Plan Administrator shall have the absolute discretion to grant options in accordance with Article II of the Plan and/or to effect share issuances in accordance with Article III of the Plan.

     5.   STOCK SUBJECT TO THE PLAN

          (a) The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired common stock ("Common Stock"). The maximum number of shares issuable over the term of the Plan shall not exceed 5,030,953 shares, subject to adjustment as provided in Section 5(c). Should an outstanding option under the Plan expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent option grants and share issuances under the Plan. Any unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, the shares subject to any option (or portion of an option) surrendered or cancelled in accordance with Section 3 of Article II of the Plan shall not be available for subsequent option grants or share issuances under the Plan.



-------------------------
(1) Adjusted to reflect (i) the 2.1-for-1 reverse stock split of the outstanding Common Stock effected in January 1992, (ii) the 850,000-share increase authorized for issuance under the Plan approved by the Board on December 14, 1995 and approved by the stockholders at the 1996 Annual Meeting (iii) an additional share increase of 2,000,000 shares authorized by the Board on March 19, 1997 and approved by the stockholders at the 1997 Annual Meeting, (iv) and additional increase of 400,000 shares authorized by the Board on March 2, 1999, subject to stockholder approval at the 1999 Annual Meeting and (v) 238,095 shares of Common Stock previously issued under the Plan and subsequently cancelled upon repurchase by the Corporation.


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          (b)  In no event may any one individual participating in the Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 2,000,000 shares of Common Stock in the aggregate over the remaining term of the Plan, subject to adjustment from time to time in accordance with paragraph 5(c) of this Article 1. For purposes of such limitation, no stock options, stock appreciation rights or direct stock issuances granted prior to January 1, 1994 shall be taken into account.

          (c) If any change is made to the Common Stock issuable under the Plan by reason of any stock dividend, stock split, combination of shares, recapitalization or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments will be made to (i) the number and/or class of shares issuable under the Plan, (ii) the maximum number and/or class of shares for which stock options, separately exercisable stock appreciation rights and direct stock issuances may be granted to any one participant in the aggregate after December 31, 1993, and (iii) the number and/or class of shares and the option price per share in effect under each outstanding option in order to prevent the dilution or enlargement of rights and benefits under such options. The adjustments determined by the Plan Administrator will be final, binding and conclusive.

          (d) Common Stock issuable under the Plan, whether under the Option Grant Program or the Stock Issuance Program, may be subject to such restrictions on transfer, repurchase rights or other restrictions as are determined by the Plan Administrator.





-------------------------
(2) The increase to this limitation from 750,000 shares to 2,000,000 shares was authorized by the Board on March 2, 1999, subject to stockholder approval at the 1999 Annual Meeting.


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                                      ARTICLE II

                                 OPTION GRANT PROGRAM

     1.   TERMS AND CONDITIONS OF OPTIONS

          Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either incentive stock options qualified under Internal Revenue Code Section 422 ("Incentive Options") or nonstatutory options ("Non-Statutory Options") which do not so qualify. Individuals who are not employees of the Corporation or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; PROVIDED, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section 2 of this Article II.

          (a)  OPTION PRICE.

                    (1) The option price per share shall be fixed by the Plan Administrator, but in no event shall the option price per share be less than eighty-five percent (85%) of the fair market value of a share of Common Stock on the date of the option grant.

                    (2) The option price will become immediately due upon exercise of the option and, subject to the provisions of Article IV,
     Section 1 and the instrument evidencing the grant, will be payable in one of the following alternative forms:

                         (A) full payment in cash or check payable to the Corporation; or

                         (B) full payment in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below); or

                         (C) full payment in a combination of shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the Exercise Date and cash or check payable to the Corporation; or

                         (D) full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable instructions to a designated brokerage firm to effect the immediate sale of the

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          purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and
          (II) shall provide directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          For purposes of this subsection (a)(2), the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

                    (3) For purposes of subsection (a)(1) above (and for all other valuation purposes under the Plan), the fair market value of a share of Common Stock on any relevant date under the Plan will be determined in accordance with the following provisions:

                         (A) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market System, the fair market value will be the closing selling price of one share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through the Nasdaq National Market System or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                         (B) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value will be the closing selling price of one share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value will be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          (b) TERM AND EXERCISE OF OPTIONS. Each option granted under the Plan will be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the stock option agreement evidencing such grant. However, no option granted under this Plan will have a term in excess of ten (10) years measured from the grant date.

          (c) LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, Non-Statutory Options may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

          (d)  EFFECT OF TERMINATION OF SERVICE.

                    (1) Should an Optionee cease to remain in Service for any reason (including death or permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code) while the holder of one or more outstanding options under the Plan, then such option or options shall in no event remain exercisable for more than a twelve
     (12) month period (or such shorter period as is determined by the Plan Administrator and set forth in the option agreement) following the date of such cessation of Service (and under no circumstances shall any such option be exercisable after the specified expiration date of the option term). Each such option shall, during such twelve (12) month or shorter period, be exercisable only to the extent of the number of shares (if any) for which the option is exercisable on the date of such cessation of Service. Upon the expiration of such twelve
     (12) month or shorter period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

                    (2) Any option granted to an Optionee under the Plan and exercisable in whole or in part on the date of the Optionee's death may be subsequently exercised, but only to the extent of the number of shares (if any) for which the option is exercisable on the date of the Optionee's cessation of Service (less any shares subsequently purchased by the Optionee thereunder prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution, PROVIDED AND ONLY IF such exercise occurs prior to the earlier of the first anniversary of the date of the Optionee's death or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable.

                    (3) The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time the option remains outstanding, to permit one or more options granted under this

     Article II to be exercised, during the applicable exercise period under subparagraph (1) or (2) above, not only for the number of shares for which each such option is exercisable at the time of the optionee's cessation of Service but also for one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

                    (4) For purposes of the foregoing provisions of this Section l(d), an Optionee shall be deemed to remain in Service for so long as such individual renders services to the Corporation or any parent or subsidiary corporation on a periodic basis in the capacity of an Employee, a non-employee Board member or an independent consultant or advisor. The Optionee shall be deemed to be an Employee of the Corporation for so long as the Optionee remains in the employ of the Corporation or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

          (e) STOCKHOLDER RIGHTS. An Optionee shall have none of the rights of a stockholder with respect to any shares covered by the option until such Optionee has exercised the option, paid the option price for the purchased shares and been issued a stock certificate for the purchased shares.

          (f) REPURCHASE RIGHTS. The shares of Common Stock acquired upon the exercise of options granted under the Plan may be subject to one or more repurchase rights of the Corporation in accordance with the following provisions:

                    (1) The Plan Administrator may in its discretion subject one or more shares of Common Stock issued under this Article II to repurchase by the Corporation. Any such repurchase right shall be exercisable by the Corporation, at the option price paid per share, for any or all unvested shares of Common Stock held by the Optionee under this Article II at the time of his or her cessation of Service. The specific terms and conditions upon which such repurchase right shall be so exercisable by the Corporation, including the establishment of the appropriate vesting schedule and other provision for the expiration of such right in one or more installments over the optionee's period of Service, shall be determined by the Plan Administrator and set forth in the instrument evidencing such right.

                    (2) All of the Corporation's outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under Section 4 of this Article II, except to the extent: (i) any such repurchase right is, in connection with such Corporate Transaction, to be assigned


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

     to the successor corporation (or parent thereof) or (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is granted.

                    (3)  The Plan Administrator shall have the
     discretionary authority, exercisable either before or after the optionee's cessation of Service, to cancel the Company's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the optionee under this Article II and thereby accelerate the vesting of such shares in connection with the optionee's cessation of Service.

     2.   INCENTIVE OPTIONS

          The terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to such terms and conditions.

          (a) OPTION PRICE. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of grant.

          (b) DOLLAR LIMITATION. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options were granted.

          (c) 10% STOCKHOLDER. If any individual to whom an Incentive Option is granted is at the time of such grant the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all outstanding classes of stock of the Corporation or any parent or subsidiary corporation, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of the Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

          Except as modified by the preceding provisions of this Section 2, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

     3.   STOCK APPRECIATION RIGHTS

          (a) One or more Optionee may, upon such terms and conditions as the Plan Administrator may establish at the time of the option grant or at any time thereafter, be granted the right to surrender all or part of an unexercised option in exchange for a distribution equal in amount to the excess of (i) the fair. market value (on the surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option or portion thereof over (ii) the aggregate option price payable for such vested shares. No surrender of an option, however, shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the option holder shall accordingly become entitled under this subsection 3(a) may be made in shares of Common Stock valued at fair market value at date of surrender, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

          (b) If the surrender of an option is rejected by the Plan Administrator, then the option holder shall retain whatever rights the option holder had under the surrendered option (or surrendered portion thereof) on the surrender date and may exercise such rights at any time prior to the later of
(i) the expiration of the 5 business-day period following receipt by the option holder of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised at any time after ten
(10) years following the date of the option grant.

          (c) Notwithstanding the foregoing provisions of this Section 3, one or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article II. Each outstanding option with such a limited stock appreciation right shall automatically be cancelled, to the extent exercisable for vested shares of Common Stock, upon the occurrence of a Hostile Take-Over, and the Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the fair market value (on the cancellation date) of the number of shares in which the Optionee is at the time vested under the cancelled option or cancelled portion over (ii) the aggregate option price payable for such vested shares. Such cash distribution shall be made within five (5) days following the consummation of the Hostile Take-Over. The Plan Administrator shall pre-approve, at the time the limited stock appreciation right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this subsection 3(c). No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution. The balance (if any) of each such option shall continue in full force and effect in accordance with the terms and conditions of the instrument evidencing such grant.

          (d) For purposes of Section 3(c) above, a Hostile Take-Over shall be deemed to occur in the event any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) acquires ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

          (e) The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this Section V shall not be available for subsequent option grants or share issuances under the Plan.

     4.   CORPORATE TRANSACTION

          (a) In the event of one or more of the following stockholder-approved transactions ("Corporate Transaction"):

               (i) a merger or acquisition in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of incorporation;

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in liquidation or dissolution of the Corporation; or

               (iii) any reverse merger in which the Corporation is acquired but continues in existence as a separate entity,

          each outstanding option under the Plan shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for such Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof or (ii) the acceleration of such option is subject to other applicable limitations imposed by the Plan Administrator in the relevant option agreement. The determination of comparability under clause (i) or clause (ii) above shall be made by the Plan Administrator, and its determination shall be final and conclusive.

          (b) Upon the consummation of the Corporate Transaction, all outstanding options under the Plan shall immediately terminate and cease to be exercisable, except to the extent assumed by the successor corporation or parent thereof.

          (c) The exercisability as incentive stock options under the Federal tax laws of any options accelerated in connection with the Corporate Transaction shall remain subject to the applicable dollar limitation of Section 2(b).

          (d) If the outstanding options under the Plan are assumed by the successor corporation (or parent thereof) in the Corporate Transaction or are otherwise to continue in effect following such Corporate Transaction, then each such assumed or continuing option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities or other property which would have been issued to the option holder, in consummation of the Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities or other property shall remain the same. In addition, the number and class of securities or other property available for issuance under the Plan following the consummation of such Corporate Transaction shall be appropriately adjusted.

          (e) The grant of options under this Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     5.   CANCELLATION AND NEW GRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than (i) eighty-five percent (85%) of the fair market value of the Common Stock on such grant date or (ii) one hundred percent (100%) of such fair market value in the case of an Incentive Option.

     6.   EXTENSION OF EXERCISE PERIOD

          The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to extend, either at the time the option is granted or at any time while the option remains outstanding, the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the twelve (12) month or shorter period set forth in the option agreement to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable at any time after the specified expiration date of the option term.

                                  ARTICLE III

                             STOCK ISSUANCE PROGRAM

     1.   TERMS AND CONDITIONS OF STOCK ISSUANCES

          Shares may be issued under the Stock Issuance Program either through direct and immediate purchases without any intervening option grant under the Option Grant Program or upon the subsequent exercise of outstanding options under the Option Grant Program. The issued shares will be evidenced by a Restricted Stock Purchase Agreement ("Purchase Agreement") that complies with each of the terms and conditions of this Article

          (a)  SHARE PRICE.

                     (1) The purchase price per share will be fixed by the Plan Administrator, but in no event will it be less than eighty-five percent (85%) of the fair market value of the shares at the time of issuance. Such fair market value shall be determined in accordance with Article II, Section (1)(a)(3).

                     (2) Shares shall be issued under this Article Ill for such consideration as the Plan Administrator shall from time to time determine, provided that in no event shall shares be issued for consideration other than:

                         (A)  cash or check payable to the Corporation; or

                         (B) promissory note payable to the Corporation's order, which may be subject to cancellation by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator shall specify.

          (b)  VESTING SCHEDULE.

                     (1) The interest of a Participant in the shares of Common Stock issued to him or her under this Article III may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments in accordance with the vesting provisions of subsection
     (b)(4). Except as otherwise provided in subsection (b)(2), the Participant may not transfer any of the Common Stock in which he or she does not have a vested interest; accordingly, all unvested shares issued to the Participant under this Article III of the Plan shall bear the restrictive legend specified in subsection (c)(1), until such legend is removed in accordance with subsection (c)(2). The
     Participant, however, shall have all the rights of a stockholder with respect to the issued shares of Common Stock, whether or not such shares are vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends or other distributions paid or made with respect to such shares. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the holder of unvested Common Stock may have the right to receive by reason of a stock dividend, stock split, stock combination, recapitalization or similar transaction affecting the Corporation's outstanding securities without receipt of consideration, or in the event of the conversion of the Corporation's outstanding Common Stock into cash or other shares or securities of the Corporation or any other corporation as a result of a merger, consolidation, liquidation or other reorganization involving the Corporation shall be issued to such holder, subject to (i) the same vesting requirements under subsection (b)(4) applicable to his or her unvested Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                     (2) As used in this Article III, the term
     "transfer" shall include (without limitation) any sale, pledge, encumbrance, gift or other disposition of any unvested shares acquired under the Stock Issuance Program. However, the Participant shall have the right to make a gift of one or more of such unvested shares to his or her spouse, parents or children or to a trust established for such spouse, parents or children, provided the donee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Plan and other instruments executed by the Participant to evidence his or her prior acquisition of such shares. Any gift made in accordance with the foregoing limitations shall not trigger the exercise of the Corporation's repurchase rights under subsection (b)(3).

                     (3) In the event a Participant should, while his or her interest in the acquired shares remains unvested, (i) attempt to transfer (other than by way of a permissible gift under subsection
     (b)(2)) any of the unvested shares or any interest therein or (ii) cease to remain in Service (as defined in Section l(c)(4) of Article
     II) for any reason whatsoever, then the Corporation shall have the right to repurchase the unvested shares at the original purchase price paid by the Participant and the Participant shall thereafter have no further stockholder rights with respect to the repurchased shares.

                     (4) Any shares of Common Stock issued under the Stock Issuance Program which are not vested at the time of such issuance shall vest in one or more installments thereafter. The elements of the vesting schedule, namely the number of installments in which the shares are to vest, the interval or intervals (if any) which are to lapse between installments and the effect which death, disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and shall be specified in the Purchase Agreement executed by the Corporation and the Participant at the time of issuance of the unvested shares.

                     (5) The Plan Administrator may in its discretion elect not to exercise, in whole or in part, its repurchase rights with respect to any unvested Common Stock or other assets which would otherwise at the time be subject to repurchase pursuant to the provisions of subsection (b)(3). Such an election may be made at any time the repurchase right is outstanding and shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the election applies.

          (c)  STOCK LEGENDS.

                     (1) Each certificate representing unvested shares of Common Stock (or other securities) issued under the Plan shall bear a restrictive legend substantially as follows:

          "The securities represented by this certificate are unvested and subject to repurchase by the Corporation pursuant to the provisions of the Restricted Stock Purchase Agreement between the Corporation and the registered holder of the securities (or his predecessor in interest). Such agreement grants certain repurchase rights to the Corporation in the event the registered holder (or his predecessor in interest) terminates his employment or service with the Corporation prior to vesting in the securities. A copy of such agreement is on file at the principal office of the Corporation."

                     (2) As the interest of the Participant vests with respect to any stock certificate representing shares acquired under the Stock Issuance Program, the Corporation shall, upon the Participant's delivery of such certificate during the period or periods designated each year by the Plan Administrator, issue a new certificate for the vested shares without the restrictive legend of subsection (c)(1) and a second certificate for the balance of the shares with such legend. If the Participant's shares are held in escrow at the time of vesting, then the stock certificates for the vested shares shall be released from escrow (without the restrictive legend of subsection (c)(1)) and delivered to the Participant during the period or periods designated by the Plan Administrator at least semi-annually for such purpose and promptly upon Participant's cessation of Service. If the Corporation repurchases any unvested shares of the Participant pursuant to the provisions of subsection
     (b)(3), the Corporation shall at the time the repurchase is effected deliver a new certificate, without the restrictive legend of subsection (c)(1), representing the number of shares (if any) in which the Participant is vested and which are accordingly no longer subject to repurchase by the Corporation pursuant to the provisions of subsection (b)(3).

     2.   CORPORATE TRANSACTION

          All of the Corporation's outstanding repurchase rights under this
Article III shall automatically terminate, and all shares of Common Stock subject to such repurchase rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (i) the Corporation's outstanding repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or
(ii) the termination of such repurchase rights and the acceleration of vesting are precluded by other limitations imposed by the Plan Administrator under the terms of the applicable Purchase Agreements.

                                   ARTICLE IV

                                  MISCELLANEOUS

     1.   LOANS OR INSTALLMENT PAYMENTS

          (a) The Plan Administrator may, in its discretion, assist any Optionee or Participant (including an Optionee or Participant who is an officer of the Corporation) in the exercise of one or more options granted to such Optionee under the Article II Option Grant Program or the purchase of one or more shares issued to such Participant under the Article III Stock Issuance Program by (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant or (ii) permitting the Optionee or Participant to pay the option price or purchase price for the purchased Common Stock in installments over a period of years. The terms of any such loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator shall specify in the stock option agreement or restricted stock purchase agreement. Such loans and installment payments may be made or permitted with or without security or collateral. However, the maximum credit available to the Optionee or Participant may not exceed the sum of (i) the aggregate option price or purchase price payable for the purchased shares (less the par value) plus (ii) any federal and state income and employment tax liability incurred by the Optionee or Participant in connection with such exercise or purchase.

          (b) The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under subsection (a) above shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator in its discretion deems appropriate.

     2.   AMENDMENT OF THE PLAN AND AWARDS

          (a) The Board has the power and authority to amend or modify the Plan in any or all respects whatsoever; provided, however, that no such amendment or modification may adversely affect the rights and obligations of the option holders with respect to their outstanding options under the Plan, nor adversely affect the rights of any Participant with respect to any unvested shares of Common Stock issued under the Plan prior to such Board action, unless the Optionee or Participant consents to such amendment. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

          (b) (i) Options to purchase shares of Common Stock may be granted under the Option Grant Program and (ii) shares of Common Stock may be issued under the Stock Issuance Program, which are in excess of the number of shares then available for issuance under the Plan, provided (A) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option or the issuance of any such shares and is thereafter submitted to the Corporation's shareholders for approval and (B) any excess shares actually issued under the Option Grant Program or the Stock Issuance Program are held in escrow until such stockholder approval is obtained. If such stockholder approval is not obtained within twelve (12) months from the date the share increase amendment is adopted by the Board, then (i) any unexercised options granted on the basis of such increase shall terminate and cease to be exercisable and
(ii) the Corporation shall promptly refund to the Participants the purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the interest rate necessary to avoid the imputation of interest income under the Federal tax laws) for the period the shares were held in escrow.

     3.   EFFECTIVE DATE AND TERM OF PLAN

          (a) The Plan was initially adopted by the Board on September 2, 1988 and approved by the Corporation's stockholders on February 28, 1989. On May 30, 1991, the Board approved a 523,809-share increase in the number of shares of Common Stock issuable under the Plan, and the Plan was restated in its entirety on September 6, 1991. Both the 523,809-share increase and the September 1991 restatement of the Plan were approved by the stockholders in January 1992. On April 8, 1992, the Board adopted a new ,restatement of the Plan to (i) conform the Plan to the requirements of Rule 16b-3 under the Federal securities laws,
(ii) revise the events in which an acceleration of options would occur and (iii) provide that the non-employee members of the Board would no longer be eligible to participate in the Plan. The stockholders approved the amendment and restatement on May 11, 1993. On March 15, 1994, the Board amended the Plan to
(i) increase the number of shares issuable thereunder by 450,000 shares and (ii) limit the number of shares of Common Stock for which any one individual may be granted stock options, stock appreciation rights and direct stock issuances in the aggregate under the Plan after December 31, 1993 to a maximum of twenty five percent (25%) of the number of shares from time to time authorized for issuance under the Plan (the "25% Unit"). The stockholders approved the amendment on May 24, 1994. The Board amended the Plan on December 14, 1995 to (i) increase the maximum number of shares of Common Stock issuable thereunder by an additional 850,000 shares and (ii) replace the 25% Limit on the maximum number of shares for which any one individual may be granted stock options, stock appreciation rights and direct stock issuances in the aggregate after December 31, 1993 with a specific limit of 750,000 shares. The 850,000-share increase became effective when adopted by the Board. The new 750,000 share limit on the maximum number of shares for which any one individual may be granted stock options, stock appreciation rights and direct stock issuances in the aggregate under the Plan became effective when adopted by the Board on December 14, 1995. The stockholders approved the amendment on May 16, 1996.

          (b) The Plan was amended and restated by the Board on March 19, 1997 (the "1997 Restatement") to effect the following changes: (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan from 2,869,048 shares to 4,869,048 shares, (ii) extend the term of the Plan from September 2, 1998 to December 31, 2002, (iii) render the non-employee Board members eligible to receive option grants and direct stock issuances under the Discretionary Option Grant and Stock Issuance Programs in effect under the Plan, (iii) allow unvested shares issued under the Plan and subsequently repurchased by the Corporation at the option exercise price or direct issue price paid per share to be reissued under the Plan, (iv) remove certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator, and (v) effect a series of additional changes to the provisions of the

--------------------------
(3) Adjusted to reflect the 2.1-for-1 reverse stock split to the outstanding Common Stock effected in January 1992.

Plan (including the stockholder approval requirements) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities and Exchange Commission which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws. The 1997 Restatement was approved by the stockholders at the 1997 Annual Meeting,

          (c) The Plan was amended and restated by the Board on March 2, 1999 (the "1999 Restatement") to effect the following changes: (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan from by an additional 400,000 shares to 5,030,095 shares (excluding the 238,0958 shares previously issued under the Plan and cancelled upon repurchase by the Corporation) and (ii) increase the limit on the maximum number of shares for which any one participant may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances after December 31, 1993 from 750,000 shares to 2,000,000 shares in the aggregate. The 1999 Restatement is subject to stockholder approval, and no option grants made on the basis of the 400,000-share increase to the share reserve under the Plan or the 1,250,000-share increase to the per participant limit shall become exercisable in whole or in part unless and until the 1999 Restatement is approved by the stockholders. Should such stockholder approval not be obtained, then any options granted on the basis of the 400,000-share increase to the reserve or the 1,250,000-share increase to the per participant limit shall terminate without ever becoming exercisable for those shares, and no further option grants or direct stock issuances shall be made on the basis of those increases. However, option grants and direct stock issuances may continue to be made pursuant to the provisions of the Plan as in effect immediately prior to the 1999 Restatement until the December 31, 2002 termination date of the Plan. Subject to the foregoing limitations, the Plan Administrator may make option grants and direct stock issuances under the Plan at any time before the date fixed herein for the termination of the Plan.

          (d) The provisions of each restatement of the Plan shall apply only to options granted under the Plan from and after the effective date of that restatement. All options issued and outstanding under the Plan immediately prior to each such restatement shall continue to be governed by the terms and conditions of the Plan (and the instrument evidencing each such option) as in effect on the date each such option was previously granted, and nothing in that restatement shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to the acquisition of shares of Common Stock thereunder.

          (e) The sale and remittance procedure authorized for the exercise of outstanding options under the Plan shall be available for all options granted under the Plan on or after the effective date of the September 1991 restatement and all non-statutory options outstanding under the Plan on such effective date. The Plan Administrator may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of Incentive Option shares effected after the effective date of the September 1991 restatement.

          (f) Unless sooner terminated in accordance with a Corporate Transaction, the Plan shall terminate upon the earlier of (i) December 31, 2002
(4) or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted under the Option Grant Program and the issuance or repurchase of shares under the Stock Issuance Program. If the date of termination is determined under clause (i) above, then no options outstanding on such date under Article II and no unvested shares issued and outstanding on such date under Article III shall be affected by the termination of the Plan, and each such outstanding option and unvested share issuance will thereafter continue to have force and effect in accordance with the provisions of the stock option agreement evidencing each such Article II option and the purchase agreement evidencing each such unvested share issuance under Article III.

     4.   USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the issuance of shares of Common Stock hereunder will be used for general corporate purposes.

     5.   WITHHOLDING

          The Corporation's obligation to deliver shares upon the exercise or surrender of any options granted under Article II or upon the purchase of any shares issued under Article III shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

     6.   REGULATORY APPROVALS

          (a) The implementation of the Plan, the granting of any stock option or stock appreciation right under the Option Grant Program, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise or surrender of the stock options or stock appreciation rights granted hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and stock appreciation rights granted under it, and the Common Stock issued pursuant to it.

          (b) No shares of Common Stock or other assets shall be issued or delivered under the Plan, unless and until, in the opinion of counsel for the Corporation (or its successor in the event of any Corporate Transaction), there shall have been compliance with all applicable requirements of the Federal and state securities exchange on which stock of the same class is then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.




------------------------------
(4) The extension of the term of the Plan from September 2, 1998 to December 31, 2002 was approved by the stockholders at the 1997 Annual Meeting.

     7.   NO EMPLOYMENT/SERVICE RIGHTS

          Neither the action of the Corporation in establishing this Plan, nor any action taken by the Board of the Plan Administrator hereunder, nor any provision of this Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

                                SPECIAL ADDENDUM


                            SHARED INVESTMENT PROGRAM

     1.   PURPOSE

          The Shared Investment Program (the "Program") is hereby implemented under the 1988 Restated Stock Plan, effective March 19, 1997. The purpose of the Program is to provide the Corporation's officers and other key employees with the opportunity to acquire shares of Common Stock as a long-term investment and thereby more closely align the interests of those individuals with those of the Corporation's stockholders. Specifically, the Program is intended to achieve the following purposes:

          a. more closely align the financial rewards of participants in the Program with the financial rewards realized by all other holders of the Common Stock;

          b. increase the motivation of such participants to manage the Company as owners; and

          c. increase the ownership of Common Stock among the officers and other key employees of the Company.

          All capitalized terms used in this Special Addendum shall, to the extent not specifically defined herein, have the meanings assigned to those terms in the Plan.

     2.   PARTICIPATION

          The individuals eligible to participate in the Program shall be limited to the officers and other key employees of the Corporation listed in attached Schedule I. Each such listed individual shall become a participant in the Program to the extent he or she purchases all or any portion of the number of shares of Common Stock allotted to such individual in attached Schedule 1. Any such purchase must be effected in accordance with the provisions of Section 3 below.

     3.   PARTICIPATION

          To become an actual participant in the Program ("Participant"), an individual listed in attached Schedule I must effect the purchase of all or any portion of his or her Common Stock allotment under Schedule I as follows:

          a. submit a completed and executed Stock Purchase Agreement, in the form approved by the Plan Administrator, which incorporates the provisions of the Program applicable to the purchased shares, including (without limitation) the gain/loss sharing provisions of Section 6;

          b. execute and deliver a full-recourse promissory note, in accordance with Section 4 below, in payment of the purchase price for the purchased shares;

          c.   execute and deliver a stock pledge agreement, in accordance with
               Section 4 below, as collateral for the promissory note; and

          d. satisfy all other conditions of participation specified in the Plan.

          All such agreements must be in such form and submitted at such time as specified by the Plan Administrator. No officer or other key employee listed in attached Schedule I is required to purchase any of his or her Common Stock allotment or otherwise to participate in the Program.

          The purchases shall be effected in accordance with the provisions of the Stock Issuance Program under the Plan, and the purchased shares shall reduce, on a one-for-one basis, the number of shares of Common Stock reserved for issuance under the Plan. The purchased shares shall be fully-vested upon issuance and shall not be subject to the Corporation's repurchase rights under
Article III of the Plan.

     4.   PAYMENT OF PURCHASE PRICE

          The purchase price for all shares of Common Stock issued under the Program shall be equal to one hundred percent (100%) of their Fair Market Value at the time of purchase. The purchase price shall be paid through the Participant's delivery of a full-recourse promissory note, substantially in the form of attached Exhibit A (the "Promissory Note"), payable to the order of the Corporation. Each Promissory Note shall bear interest at the minimum per annum rate, compounded semi-annually, required under the federal tax laws to avoid the imputation of compensation income to the Participant. The Promissory Note shall have a maximum term of nine (9) years, subject to acceleration in accordance with the provisions of this Program. The Promissory Note shall be secured by the Participant's pledge of the purchased shares with the Corporation. Accordingly, the Participant shall, at the time of the purchase of those shares, execute and deliver to the Corporation a Stock Pledge Agreement in the form of attached Exhibit B, together with the certificate for the purchased shares accompanied by a duly-executed assignment of stock powers.

     5.   SALE OF PURCHASED SHARES

          Each Participant shall be permitted to sell all or any portion of the shares of Common Stock he or she purchases under the Program (the "Purchased Shares"), subject, however, to the following restrictions:

          a. except in the event of the Participant's death, permanent disability (as defined in Internal Revenue Code Section 22(e)(3)) or other cessation of Service or the occurrence of a Change in Control of the Corporation, the Participant may not sell any portion of the Purchased Shares before the first anniversary of the date on which he or she purchased those shares (the "Purchase Date");

          b. the Participant may not sell any portion of the Purchased Shares while there is any outstanding unpaid balance (principal and accrued interest) under his or her Promissory Note, unless the sale proceeds are simultaneously applied first to the payment of the principal portion of the Promissory Note attributable to those shares plus the accrued and unpaid interest on that principal portion; and

          c. the Participant must notify the Finance Department of his or her intention to sell the Purchased Shares before such sale is effected.

          The Plan Administrator shall have the right to impose restrictions on the timing, amount and form of sale of the Purchased Shares with respect to any Participant, to the extent the Plan Administrator determines that such restrictions are in the best interests of the Corporation.

     6.   SHARING OF GAIN OR LOSS

          If the Participant remains in Service until the first anniversary of the Purchase Date, then the Corporation shall share the loss (if any) which the Participant may incur upon the subsequent sale of the Purchased Shares. The loss will be measured by the excess of (i) the purchase price paid for the Purchased Shares over (ii) the price at which those shares are sold. The risk of loss on the Purchased Shares shall be allocated as follows:

          a. to the extent any portion of the Purchased Shares is sold before the third anniversary of the Purchase Date, the Participant shall be responsible for one hundred percent (100%) of the loss on that portion of the Purchased Shares; and

          b. to the extent any portion of the Purchased Shares is sold on or after the third anniversary of the Purchase Date, the Participant shall be responsible for only fifty percent (50%) of the loss on that portion of the Purchased Shares.

          The Corporation shall also be entitled under certain circumstances to share in the gain (if any) which the Participant may incur upon the subsequent sale of the Purchased Shares. The gain will be measured by the excess of (i) the price at which the Purchased Shares are sold over (ii) the purchase price paid for those shares. The sharing of such gain on the Purchased Shares shall be allocated as follows:

          a. to the extent any portion of the Purchased Shares is sold before the second anniversary of the Purchase Date, the Participant shall only be entitled to receive fifty percent (50%) of the gain on that portion of the Purchased Shares, and the remaining fifty percent (50%) of the gain shall be paid over to the Corporation;

          b. to the extent any portion of the Purchased Shares is sold on or after the second anniversary of the Purchase Date but before the third anniversary of such Purchase Date, the Participant shall only be entitled to receive seventy-five percent (75%) of the gain on that portion of the Purchased Shares, and the remaining twenty-five percent (25%) of the gain shall be paid over to the Corporation; and

          c. to the extent any portion of the Purchased Shares is sold on or after the third anniversary of the Purchase Date, the Participant shall be entitled to receive one hundred percent (100%) of the gain on that portion of the Purchased Shares.

          The gain/loss sharing provisions of this Section 6 shall apply only to the extent the Purchased Shares are sold by the Participant and the sale proceeds are applied to payment of his or her Promissory Note in accordance with subsection 5.b.

     7.   DEATH OR PERMANENT DISABILITY

          Should the Participant cease Service by reason of his or her death or permanent disability at any time while there is an outstanding unpaid balance under his or her Promissory Note, then the Participant (or the representative of his or her estate) may sell all or any portion of the Purchased Shares, subject only to the restrictions specified in subsections 5.b and 5.c. Upon the death of a Participant, her or his Promissory Note shall become immediately due and payable.

          With respect to any Purchased Shares sold after the Participant's death or permanent disability and while there is an unpaid balance outstanding under his or her Promissory Note, the Participant shall be not responsible for any loss incurred on the sale of those Purchased Shares and shall be entitled to receive one hundred percent (100%) of any gain realized on the sale of the Purchased Shares.

          This Section 7 shall not be applicable to any sale of the Purchased Shares effected (i) before the Participant's death or permanent disability or
(ii) after the payment of the entire balance owed under his or her Promissory Note.

     8.   OTHER CESSATION OF SERVICE

          Should the Participant's Service terminate for any reason other than death or permanent disability, then the following provisions shall apply:

          If the Participant's Service terminates after the first anniversary of the Purchase Date, then he or she shall remain subject to all of the terms and conditions of the Program, as if his or her Service had not terminated, including specifically the transfer restrictions of subsections 5.b. and 5.c. and the gain/loss sharing provisions of Section 6.

          If the Participant's Service terminates before the first anniversary of the Purchase Date, then he or she shall be:


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          a.   permitted to sell the Purchased Shares, subject to the
               restrictions specified in subsections 5.b. and 5.c.;

          b. responsible for one hundred (100%) of the loss on the sale of the Purchased Shares, whether the sale is effected before or after his or her Promissory Note is paid; and

          c. entitled to receive only fifty percent (50%) of the gain on any sale of the Purchased Shares, and the remaining fifty percent (50%) of that gain shall be paid to the Corporation simultaneously with the sale.

          If the Participant's Service is involuntarily terminated by the Corporation for any reason or if the Participant voluntarily resigns from Service, then he or she will have six (6) months to repay the entire outstanding balance on his or her Promissory Note.

     9.   CHANGE IN CONTROL

          Immediately prior to the consummation of a Change in Control, the restrictions on the sale of the Purchased Shares specified in Section 5.a shall lapse. In addition, the following special provisions shall be in effect for each Participant who continues in Service through the effective date of such Change in Control:

          - each such Participant shall be deemed to have continued in Service until the first anniversary of the Purchase Date (should the Change in Control occur before the first anniversary of the Purchase Date), and

          - each such Participant shall be deemed to have sold the Purchased Shares after the third anniversary of the Purchase Date for purposes of
     Section 6 (should the sale of the Purchased Shares occur before the third anniversary of the Purchase Date).

          For purposes of the Program, a Change in Control shall be deemed to occur upon a change in ownership or control of the Corporation effected through any of the following transactions:

          a. the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders,


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

          b. a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board, or

          c.   the consummation of a Corporate Transaction.

     10.  LOSS SHARING IMPLEMENTATION

          Should the Participant sell any portion of the Purchased Shares at a loss (as determined by the provisions of Section 6) while his or her Promissory
Note is outstanding, then the Corporation shall assume the portion (if any) of that loss for which the Participant is not responsible pursuant to the loss sharing provisions of Section 6. The Corporation shall satisfy such obligation by delivering a check payable to the Participant in an amount equal to that portion ("Risk Sharing Payment") simultaneously with the Participant's payment of the outstanding unpaid balance of his or her Promissory Note.

          The Corporation anticipates that the Risk Sharing Payment will constitute compensation income to the Participant, subject to the Corporation's collection of all applicable income and employment withholding taxes. The Corporation also anticipates that the Risk Sharing Payment will be deductible for federal income tax purposes as compensation in the taxable year in which such payment is made. If the Corporation determines that it is not entitled to a current income tax deduction for the Risk Sharing Payment by reason of the limitations imposed under Internal Revenue Code Section 162(m) and the related Treasury Regulations, the Corporation will not make the Risk Sharing Payment to the Participant in connection with the repayment of his or her Promissory Note. Instead the Participant shall be entitled to receive deferred compensation equal to the Risk Sharing Payment at a time and in a form which will allow the Corporation to obtain an income tax deduction for such payment. The Plan Administrator shall have the sole discretion to implement a deferred compensation arrangement to the extent necessary or desirable to achieve the intent of the preceding sentence.

     11.  EFFECT OF PROGRAM

          The Program shall be governed by the provisions of the Plan, except as otherwise expressly stated in this Special Addendum.

     12.  DISCRETIONARY AUTHORITY

          The Plan Administrator shall have the discretionary authority to waive any and all transfer restrictions, Service requirements or holding period requirements otherwise applicable to the Program under such circumstances as the Plan Administrator may deem appropriate.


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